================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                   FORM 8-A/A

                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               APACHE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------

                DELAWARE                                 41-0747868
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

         2000 POST OAK BOULEVARD
                SUITE 100
             HOUSTON, TEXAS                                 77056
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

      TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
      -------------------                         ------------------------------
PREFERRED STOCK PURCHASE RIGHTS                       NEW YORK STOCK EXCHANGE
                                                      CHICAGO STOCK EXCHANGE
                                                      NASDAQ NATIONAL MARKET

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

Securities Act registration statement file number to which this form relates:
None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

                                (Title of class)

================================================================================

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is hereby made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 24, 1996 (the "Registration Statement") by Apache Corporation, a Delaware corporation (the "Company"), relating to the rights distributed to the stockholders of the Company (the "Rights") in connection with the Rights Agreement (the "Rights Agreement"), dated as of January 31, 1996, between the Company and Wells Fargo Bank, N.A. (formerly Norwest Bank Minnesota, N.A.), as Rights Agent (the "Rights Agent").

     The Registration Statement is hereby amended by adding the following text after the last paragraph of the Registration Statement:

     The Company and the Rights Agent have entered into Amendment No. 1 to Rights Agreement, dated as of January 31, 2006 (the "First Amendment"). The First Amendment amends the Rights Agreement to:

          -    change the "Final Expiration Date" to January 31, 2016;

          - reset the Rights trading with each share of the Common Stock to one Right per share (eliminating the cumulative effect of prior recapitalizations such as stock dividends on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock); and

          - eliminate adjustments in the number of Rights per share for future stock dividends on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock.

     The preceding summary of the principal terms of the First Amendment is a general description only and is subject to the detailed terms and conditions of the First Amendment, which is incorporated herein by reference to Exhibit 4.4 to this Registration Statement on Form 8-A/A.

ITEM 2. EXHIBITS.

EXHIBIT NUMBER                        DESCRIPTION OF EXHIBIT
--------------                        ----------------------
      4.1        Rights Agreement, dated as of January 31, 1996, between the
                 Company and Norwest Bank Minnesota, N. A., Rights Agent (filed previously).

      4.2        Specimen of the Right Certificate. A form of the Right
                 Certificate is included as an attachment to Amendment No. 1 to Rights Agreement, dated as of January 31, 2006 (pages B-1 through B-6) and is incorporated herein by reference (included herewith in Exhibit 4.4).

      4.3 Form of Letter to Shareholders, dated January 31, 1996, and attached Summary of Rights (filed previously).

      4.4        Amendment No. 1 to Rights Agreement, dated as of January 31,
                 2006, by and between the Company and Wells Fargo Bank, N.A.
                 (successor to Norwest Bank Minnesota, N.A.), as Rights Agent
                 (filed herewith).

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        APACHE CORPORATION


                                        By: /s/ Roger B. Plank
                                            ------------------------------------
                                            Roger B. Plank
                                            Executive Vice President and
                                            Chief Financial Officer

Date: January 31, 2006

                                INDEX OF EXHIBITS

EXHIBIT NUMBER                        DESCRIPTION OF EXHIBIT
--------------                        ----------------------
      4.1        Rights Agreement, dated as of January 31, 1996, between the
                 Company and Norwest Bank Minnesota, N. A., Rights Agent (filed previously).

      4.2        Specimen of the Right Certificate. A form of the Right
                 Certificate is included as an attachment to Amendment No. 1 to the Rights Agreement, dated as of January 31, 2006 (pages B-1 through B-6) and is incorporated herein by reference (included herewith in Exhibit 4.4).

      4.3 Form of Letter to Shareholders, dated January 31, 1996, and attached Summary of Rights (filed previously).

      4.4        Amendment No. 1 to Rights Agreement, dated as of January 31,
                 2006, by and between the Company and Wells Fargo Bank, N.A.
                 (successor to Norwest Bank Minnesota, N.A.), as Rights Agent
                 (filed herewith).